Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 033-63005 on Form S-3 of National Bancshares Corporation of our report dated February 22, 2007 on the consolidated financial statements of National Bancshares Corporation, which report is incorporated by reference in Form 10-K for National Bancshares Corporation for the year ended December 31, 2006.

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

Cleveland, Ohio
March 22, 2007

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